NPC International, Inc.
                               Exhibit 23.1


                      Consent of Independent Auditors

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated May 4, 1995 of NPC International, Inc. (formerly National Pizza Company), for the year ended March 28, 1995, included in the 1995 Annual Report to Stockholders of NPC International, Inc. with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-2233 and Form S-8 No. 33-37354) pertaining to the NPC International, Inc. 1984 Non-Qualified Stock Option Plan, As Amended, and the Registration
     Statement  (Form  S-8  No.  33-56399)  pertaining  to   the   NPC
     International, Inc. 1994 Non-Qualified Stock Option Plan of our report dated May 4, 1995, with respect to the consolidated financial statements, as amended incorporated herein by reference in this Annual Report (Form 10-K/A) of NPC International, Inc. for the year ended March 28, 1995.

                                                     ERNST & YOUNG LLP
     Kansas City, Missouri
     July 24, 1995